Exhibit 4.6

EXECUTION VERSION

TEVA PHARMACEUTICAL FINANCE NETHERLANDS III B.V.,

as Issuer,

TEVA PHARMACEUTICAL INDUSTRIES LIMITED,

as Guarantor,

and

THE BANK OF NEW YORK MELLON,

as Trustee

THIRD SUPPLEMENTAL SENIOR INDENTURE

Dated as of November 9, 2021

to the Senior Indenture dated as of March 14, 2018

Creating the series of Securities (as defined herein) designated

4.750% Sustainability-Linked Senior Notes due 2027

and

5.125% Sustainability-Linked Senior Notes due 2029

i

ii

THIRD SUPPLEMENTAL SENIOR INDENTURE, dated as of November 9, 2021, by and among Teva Pharmaceutical Finance Netherlands III B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under Dutch law (the “Issuer”), Teva Pharmaceutical Industries Limited, a corporation incorporated under the laws of Israel (the “Guarantor”) and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee a Senior Indenture, dated as of March 14, 2018 (the “Base Indenture”), providing for the issuance from time to time of one or more series of its senior unsecured debentures, notes or other evidences of indebtedness (the “Securities”);

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee a first supplemental senior indenture, dated as of March 14, 2018, providing for the issuance of the 6.000% Senior Notes due 2024 and the 6.750% Senior Notes due 2028;

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee a second supplemental senior indenture, dated as of November 25, 2019, providing for the issuance of the 7.125% Senior Notes due 2025;

WHEREAS, Section 7.01(h) of the Base Indenture provides that the Issuer, the Guarantor and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series;

WHEREAS, the Issuer, pursuant to the foregoing authority, proposes in and by this third supplemental senior indenture (this “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) to amend and supplement the Base Indenture insofar as it will apply only to the 4.750% Sustainability-Linked Senior Notes due 2027 (the “2027 Notes”) and the 5.125% Sustainability-Linked Senior Notes due 2029 (the “2029 Notes”) issued hereunder (and not to any other series of Securities). Unless the context otherwise suggests, the 2027 Notes and the 2029 Notes are collectively referred to as the “Notes”; and

WHEREAS, all things necessary have been done to make the Notes, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid obligations of the Issuer, and to make this Supplemental Indenture a valid and legally binding agreement of the Issuer, in accordance with their and its terms;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchases of the Notes by the holders thereof, the Issuer, the Guarantor and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions.

Capitalized terms used herein but not defined shall have the meanings assigned to them in the Base Indenture unless otherwise indicated. For all purposes of this Supplemental Indenture and the Notes, the following terms are defined as follows:

“Add On Notes” means any notes originally issued after the date hereof pursuant to Section 2.9, including any replacement notes as specified in the relevant Add On Note Board Resolutions, Officer’s Certificate or supplemental indenture issued therefor in accordance with the Base Indenture.

“Additional Tax Amounts” has the meaning specified in Section 3.1.

“Agent Members” has the meaning specified in Section 2.5.

“Assurance Letter” means one or more assurance letters from an External Reviewer confirming whether one or more of the Sustainability Performance Targets have been met.

“Authorized Agent” has the meaning specified in Section 6.11.

“Business Day” means a day other than (i) a Saturday or Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office is closed for business.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Certification Date” means June 30, 2026.

“Clearstream” means Clearstream Banking, S.A.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term to the Par Call Date of the applicable series of Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term to the Par Call Date of such series of Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Net Worth” means the stockholders’ equity of the Guarantor and its consolidated subsidiaries, as shown on the audited consolidated balance sheet of the Guarantor’s latest annual report to stockholders, prepared in accordance with GAAP.

“Corporate Trust Office” means the office of the Trustee located in The City of New York at which at any particular time its corporate trust business shall be administered (which at the date of this Supplemental Indenture is located at 240 Greenwich Street, 7th Floor East, New York, New York 10286, Attention: Corporate Trust) or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“corporation” means corporations, associations, limited liability companies, companies and business trusts or any other similar entity.

“Custodian” means the Trustee, as custodian for the Depositary with respect to the Notes in global form, or any successor entity thereto.

“Default” means an event which is, or after notice or lapse of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.7.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Emission Reduction Target” means the Guarantor’s target to reduce the Scope 1 and 2 greenhouse gas (GHG) emissions by no less than 25% as of the Testing Date (measured on a calendar year basis and compared to the 2019 baseline); provided, however, that for purposes of determining if the Emission Reduction Target has been attained, the Guarantor and its consolidated subsidiaries may calculate greenhouse gas emissions attributable to any single or related series of acquisitions or divestitures completed since the issue date of the Notes as contemplated by The Greenhouse Gas Protocol or other generally accepted protocol or standard for calculating such emissions.

“Euroclear” means Euroclear Bank S.A./N.V.

“Event of Default” with respect to the Notes of each series shall not have the meaning assigned to such term by Section 4.01 of the Base Indenture. An Event of Default with respect to the Notes of each series means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) the Issuer defaults in the payment of the principal and premium, if any, of any of the Notes of such series when it becomes due and payable at Maturity or upon redemption;

(b) the Issuer defaults in the payment of interest (including Additional Tax Amounts, if any) on any of the Notes of such series when it becomes due and payable and such default continues for a period of 30 days after the date when due;

(c) the Guarantor fails to perform its obligations under the Guarantees relating to the Notes of such series;

(d) except as permitted by the Indenture, the Guarantees with respect to such series of Notes is held in any final, non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Guarantor, or any Person acting on behalf of the Guarantor, shall deny or disaffirm its obligations under the Guarantees;

(e) either the Issuer or the Guarantor fails to perform or observe any other term, covenant or agreement contained in the relevant Notes of such series or this Supplemental Indenture or the Base Indenture and the default continues for a period of 60 days after written notice of such failure, requiring the Issuer or the Guarantor, as the case may be, to remedy the same, shall have been given to the Issuer or the Guarantor, as the case may be, by the Trustee or to the Issuer or the Guarantor, as the case may be, and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes of such series (provided that such notice may not be given with respect to any action taken, and reported publicly or to holders of such series of the Notes, more than two years prior to such notice; provided further that the trustee shall have no obligation to determine when or if any holders have been notified of any such action or to track when such two-year period starts or concludes);

(f) (i) the Issuer or the Guarantor fails to make by the end of the applicable grace period, if any, any payment of principal or interest due in respect of any Indebtedness for borrowed money, the aggregate outstanding principal amount of which is an amount in excess of $250,000,000; or (ii) there is an acceleration of any Indebtedness for borrowed money in an amount in excess of $250,000,000 because of a default with respect to such Indebtedness, without, in the case of either (i) or (ii) above, such Indebtedness having been discharged or such non-payment or acceleration having been cured, waived, rescinded or annulled, for a period of 30 days after written notice to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes of such series;

(g) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Issuer or the Guarantor in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Issuer or the Guarantor as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the

Issuer or the Guarantor under any applicable U.S. federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or the Guarantor or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(h) the commencement by the Issuer or the Guarantor of a voluntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by the Issuer to the entry of a decree or order for relief in respect of the Issuer or the Guarantor in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Issuer or the Guarantor, or the filing by the Issuer or the Guarantor of a petition or answer or consent seeking reorganization or relief under any applicable U.S. federal or state law, or the consent by the Issuer or the Guarantor to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or the Guarantor or of any substantial part of its property, or the making by the Issuer or the Guarantor of an assignment for the benefit of creditors, or the admission by the Issuer or the Guarantor in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer or the Guarantor expressly in furtherance of any such action.

Except as otherwise provided herein, with respect to the Notes, the references in Section 4.01 of the Base Indenture to “clauses 4.01(a), 4.01(b), 4.01(c) or 4.01(f) above” shall be construed as references to clauses (a), (b), (c), (d), (e) or (f) of this definition and references to Sections 4.01(d) and (e) in the Base Indenture shall be construed as references to clauses (g) and (h) of this definition.

Any time period in this Supplemental Indenture, the Base Indenture or the Notes to cure any actual or alleged default or event of default may be extended or stayed by a court of competent jurisdiction.

For the avoidance of doubt, failure to achieve one or more Sustainability Performance Targets shall not constitute a Default or an Event of Default with respect to the Notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“External Reviewer” means a qualified provider of third-party assurance or attestation services appointed by the Issuer, the Guarantor or one of the Guarantor’s other subsidiaries to review the Guarantor’s performance in connection with achieving the Sustainability Performance Targets.

“GAAP” has the meaning given to “generally accepted accounting principles” in the Base Indenture; provided, however, that any change in GAAP that would cause the Guarantor to record an existing item as a liability upon that entity’s balance sheet, which item was not previously required by GAAP to be so recorded, shall not constitute an incurrence of Indebtedness for purposes of this Supplemental Indenture.

“Global Note” has the meaning specified in Section 2.2(b).

“guarantee” means any obligation, contingent or otherwise, of any Person, directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)

to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or maintain financial statement conditions or otherwise); or

(2)

entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantees” means the guarantees of the Guarantor in respect of the Notes in the form provided in Section 2.4.

“Guarantor” means Teva Pharmaceutical Industries Limited, a corporation incorporated under the laws of Israel, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Guarantor” shall mean such successor Person.

“Holder,” “Holder of Notes” or other similar terms means the registered holder of any Note.

“Indebtedness” means, with respect to any Person:

(1)

any liability for borrowed money, or evidenced by an instrument for the payment of money, or incurred in connection with the acquisition of any property, services or assets (including securities), or relating to a capitalized lease obligation, other than accounts payable or any other indebtedness to trade creditors created or assumed by such Person in the ordinary course of business in connection with the obtaining of materials or services;

(2)	obligations under exchange rate contracts or interest rate protection agreements;

(3)	any obligations to reimburse the Issuer of any letter of credit, surety bond, performance bond or other guarantee of contractual performance;

(4)	any liability of another Person of the type referred to in clause (1), (2) or (3) of this definition which has been assumed or guaranteed by such Person; and

(5)

any obligations described in clauses (1) through (3) of this definition secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer.

“Interest Payment Date” means each of May 9 and November 9 of each year, beginning May 9, 2022; provided, however, in each case, that if any such date is not a Business Day, the payment shall be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date and no interest shall accrue thereon on account of such delay.

“Interest Rate” means 4.750% per annum for the 2027 Notes and 5.125% per annum for the 2029 Notes; provided that, the interest rate on the 2029 Notes shall be subject to adjustment as described in Section 2.1(c)(1).

“Issuer” means Teva Pharmaceutical Finance Netherlands III B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under Dutch law, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Order” means a written order signed in the name of the Issuer by any Officer of the Issuer or a duly authorized Attorney-in-Fact of the Issuer, and delivered to the Trustee.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Maturity” means the date on which the principal of the Notes of a given series becomes due and payable as therein or herein provided, whether at the Stated Maturity or by acceleration, call for redemption or otherwise.

“Note” or “Notes” has the meaning specified to it in the fifth recital paragraph of this Supplemental Indenture.

“Officer” has the meaning given to “Officer” in the Base Indenture.

“Par Call Date” means (i) with respect to the 2027 Notes February 9, 2027 (the date that is three months prior to the Stated Maturity of such Notes) and (ii) with respect to the 2029 Notes February 9, 2029 (the date that is three months prior to the Stated Maturity of such Notes).

“Paying Agent” means an office or agency where Notes may be presented for payment. The term “Paying Agent” includes any additional paying agent.

“Permitted Liens” means:

(1)	Liens existing as of the date when the Issuer first issues such series of Notes pursuant to this Supplemental Indenture;

(2)

Liens on property created, incurred or assumed prior to, at the time of or within 120 days after the date of acquisition, completion of construction or completion of improvement of such property to secure all or part of the cost of acquiring, constructing or improving all or any part of such property;

(3)

landlord’s, material men’s, carriers’, workmen’s, repairmen’s and other like Liens arising in the ordinary course of business in respect of obligations which are not overdue or which are being contested in good faith in appropriate proceedings;

(4)

Liens existing on any property of any Person at the time such Person became or becomes a subsidiary of the Guarantor (provided that the Lien has not been created or assumed in contemplation of such Person becoming a subsidiary of the Guarantor);

(5)	Liens securing debt owing by a subsidiary to the Guarantor or to one or more of its subsidiaries;

(6)

Liens in favor of any governmental authority of any jurisdiction securing the obligation of the Guarantor or any of its subsidiaries pursuant to any contract or payment owed to that entity pursuant to applicable laws, regulations or statutes; or

(7)

any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (1) to (6), inclusive, or the Indebtedness secured thereby; provided, however, that (i) the principal amount of Indebtedness secured thereby and not otherwise authorized by said clauses (1) to (6), inclusive, shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal, substitution or replacement; and (ii) any such extension, renewal, substitution or replacement Lien shall be limited to the property covered by the Lien extended, renewed, substituted or replaced.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or political subdivision thereof or any other entity.

“Physical Notes” means Notes issued in definitive, fully registered form without interest coupons, substantially in the form of Exhibits A-1—A-6 hereto (“Exhibit A”) and Exhibits B-1—B-6 hereto (“Exhibit B”), as applicable.

“Product Volume Target” means the Guarantor’s target to increase access program product volume donated or tendered to low- and middle-income countries (LMIC) by 150% in the year ending December 31, 2025 compared to the year ending December 31, 2020.

“Primary Treasury Dealer” has the meaning assigned to it in the definition of Reference Treasury Dealer.

“Record Date” means either a Regular Record Date or a Special Record Date, as the case may be.

“Redemption Date,” when used with respect to any Note of any series to be redeemed, means the date fixed for such redemption.

“Redemption Price” subject to any adjustments in accordance with Section 2.1(c)(2), when used (a) with respect to any Notes of any series to be redeemed pursuant to Section 4.1 of this Supplemental Indenture, means an amount that is equal to the greater of (i) 100% of the principal amount of the Notes of such series to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments of the Notes of such series being redeemed discounted, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), using a discount rate equal to the sum of the Treasury Rate plus 50 basis points, in the case of the 2027 Notes, and 50 basis points, in the case of the 2029 Notes, plus in each case accrued and unpaid interest thereon, if any, to, but not including, the Redemption Date, provided that if the Redemption Date is on or after the applicable Par Call Date with respect to any series of Notes, the Redemption Price for such Notes will be equal to 100% of the aggregate principal amount of such Notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but not including, the Redemption Date; and (b) with respect to any Notes of such series to be redeemed pursuant to Section 4.4 of this Supplemental Indenture, means an amount that is equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the Redemption Date.

“Reference Treasury Dealer” means each of BNP Paribas Securities Corp., BofA Securities, Inc., HSBC Bank plc and J.P. Morgan Securities plc and their respective successors (each a “Prime Treasury Dealer”). If any of the foregoing shall cease to be a Primary Treasury Dealer or is unable or unwilling to provide such services, the Issuer will substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Registrar” means the office or agency where Notes may be presented for registration of transfer or for exchange.

“Regulatory Submissions Target” means the Guarantor’s target to increase the cumulative number of new regulatory submissions made by the Guarantor and its subsidiaries in low- and middle-income countries (LMIC) as designated by the World Bank as of June 2020 and on the World Health Organization’s essential medicines list (WHO EML) as of September 2021 within the therapeutic areas of cardiovascular diseases, pediatric oncology, respiratory diseases, diabetes, mental health and pain/palliative care by 150% in the four-year period ending December 31, 2025 compared to the four-year period ended December 31, 2020.

“Regular Record Date” means the close of business on the preceding May 1 and November 1, in each case whether or not a Business Day.

“Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of principal of and interest on such Note as if redeemed on the applicable Par Call Date, determined at the interest rate to be applicable on such redemption date. If the applicable Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next succeeding scheduled interest payment on such Note will be reduced by the amount of interest accrued on such Note to such Redemption Date.

“Sale-Leaseback Transaction” means the sale or transfer by the Guarantor or any subsidiary of any property to a Person and the taking back by the Guarantor or any subsidiary, as the case may be, of a lease of such property.

“Securities Act” means the Securities Act of 1933, as amended.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.7.

“Stated Maturity” means the date specified in any Note as the fixed date for the payment of principal on such Note.

“subsidiary” means, with respect to any Person, a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other subsidiaries, or by such Person and one or more other subsidiaries. For the purposes of this definition only, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Sustainability Performance Targets” means, collectively, the Product Volume Target, the Regulatory Submissions Target and the Emissions Reduction Target; provided, however, that for purposes of determining if any Sustainability Performance Target has been achieved, the Guarantor and its consolidated subsidiaries may exclude the impact of (i) any amendment to, or change in, any applicable laws, regulations, rules, guidelines, standards and policies applicable or relating to the business, operations or properties of the Guarantor and its consolidated subsidiaries following the issue date of the Notes, including with respect to the measurement or calculation of any of the Sustainability Performance Targets or (ii) any force majeure, extraordinary or exceptional events or circumstances, including the occurrence of such events or circumstances with respect to any governmental, non-governmental or healthcare organization whose participation, involvement or functioning is necessary, appropriate or, as of the date of this offering, anticipated, for the achievement of the Sustainability Performance Targets (including but not limited to geo-political instability, poor governance practices or the failure of local infrastructure (including physical or social infrastructure or supranational, national, state, provincial or local governance)). If a Sustainability Performance Target is not achieved as a result of the occurrence of any of the foregoing described in the proviso to the immediately preceding sentence, as determined by the Guarantor in its reasonable judgment, such Sustainability Performance Target will be deemed to have been achieved for purposes of this Supplemental Indenture and no interest rate adjustment or premium payment shall result from the failure to achieve such Sustainability Performance Target.

“Taxing Jurisdiction” means, with respect to the Notes, The Netherlands, Israel or any jurisdiction where a successor to the Issuer or the Guarantor is incorporated or organized or considered to be a resident, if other than The Netherlands or Israel, respectively, or any jurisdiction through which payments will be made.

“Testing Date” means December 31, 2025.

“TIA” means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Supplemental Indenture; provided, however, that in the event the TIA is amended after such date, “TIA” means, to the extent such amendment is applicable to this Supplemental Indenture and the Base Indenture, the Trust Indenture Act of 1939, as so amended, or any successor statute.

“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity (computed as of the second Business Day immediately preceding such Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Trustee” means The Bank of New York Mellon, a New York banking corporation, until a successor Trustee shall have become such pursuant to the applicable provisions of this Supplemental Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Underwriting Agreement” means the Underwriting Agreement, dated November 2, 2021, among the Issuer, Teva Pharmaceutical Finance Netherlands II B.V., the Guarantor and the underwriters named in Schedule I thereto.

“U.S. Dollar” means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Section 1.2 Incorporation by Reference of Trust Indenture Act.

Whenever the Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Supplemental Indenture.

The following TIA terms used in the Indenture have the following meanings:

“indenture securities” means the Notes of each series and the Guarantees; and

“obligor” on the Notes of each series means the Issuer and on the Guarantees means the Guarantor and any other obligor on the indenture securities.

All other TIA terms used in this Supplemental Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.3 Rules of Construction.

For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all accounting terms not otherwise defined herein have the meanings assigned to them under GAAP; and

(3) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2

THE NOTES AND THE GUARANTEES

Section 2.1 Title and Terms.

(a) The 2027 Notes and 2029 Notes shall be known and designated as the “4.750% Sustainability-Linked Senior Notes due 2027” and the “5.125% Sustainability-Linked Senior Notes due 2029” of the Issuer, respectively. The aggregate principal amount that may be authenticated and delivered under this Supplemental Indenture of (i) the 2027 Notes is limited to $1,000,000,000 and (ii) the 2029 Notes is limited to $1,000,000,000; except, in each case, for Add On Notes of the applicable series issued in accordance with Section 2.9 and Notes of any series authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes of the same series pursuant to Section 2.5. The Notes of each series shall be issuable in minimum denominations of $200,000 principal amount and integral multiples of $1,000 in excess of $200,000.

(b) The 2027 Notes shall mature on May 9, 2027 and the 2029 Notes shall mature on May 9, 2029, in each case unless earlier redeemed by the Issuer.

(c) Interest on the Notes shall accrue from November 9, 2021, applicable to Notes of such series at the Interest Rate until the principal thereof is paid or made available for payment. Interest shall be payable semi-annually in arrears on each Interest Payment Date.

(1) From and including May 9, 2026 (the “Step-up Date”) the Interest Rate payable on the 2029 Notes (but not the 2027 Notes) shall increase by:

(i)	0.125% per annum unless the Guarantor has achieved the Regulatory Submissions Target as of the Testing Date;

(ii)	0.125% per annum unless the Guarantor has achieved the Product Volume Target as of the Testing Date; and

(iii)	0.125% per annum unless the Guarantor has achieved the Emission Reduction Target as of the Testing Date;

in each case, as certified by the Issuer or the Guarantor to the Trustee in an Officer’s certificate (which shall include the Assurance Letter as an exhibit thereto) on or prior to the Certification Date (subject to any clerical or administrative errors (including any delays resulting therefrom)); provided that, for the avoidance of doubt:

(A)

the Interest Rate on the 2029 Notes shall not increase on the Step-up Date if the Guarantor has achieved the three Sustainability Performance Targets as of the Testing Date and certified to such on or prior to the Certification Date;

(B)

the increase in the Interest Rate on the 2029 Notes on the Step-up Date shall not exceed a total of 0.125% if the Guarantor has achieved two of the three Sustainability Performance Targets as of the Testing Date and certified to such on or prior to the Certification Date;

(C)

the increase in the Interest Rate on the 2029 Notes on the Step-up Date shall not exceed a total of 0.250% if the Guarantor has met one of the three Sustainability Performance Targets as of the Testing Date and certified to such on or prior to the Certification Date; and

(D)

in no event shall the total increase in the Interest Rate on the 2029 Notes on the Step-up Date exceed 0.375% (this being the consequence of the Guarantor failing to achieve any of the three Sustainability Performance Targets on the Testing Date and failing to certify to achievement on or prior to the Certification Date).

(2) At the Stated Maturity or upon earlier redemption of the 2027 Notes (but only if such redemption is on or after the Step-up Date), the following premium shall be payable on the 2027 Notes (but not the 2029 Notes):

(i)	0.150% of the principal amount repaid unless the Guarantor has achieved the Regulatory Submissions Target as of the Testing Date;

(ii)	0.150% of the principal amount repaid unless the Guarantor has achieved the Product Volume Target as of the Testing Date; and

(iii)	0.150% of the principal amount repaid unless the Guarantor has achieved the Emission Reduction Target as of the Testing Date;

in each case, as certified by the Issuer or the Guarantor to the Trustee in an Officer’s certificate (which shall include the Assurance Letter as an exhibit thereto) on or prior to the Certification Date (subject to any clerical or administrative errors (including any delays resulting therefrom)); provided that, for the avoidance of doubt:

(A)

no premium shall be payable on the 2027 Notes if the Guarantor has achieved the three Sustainability Performance Targets as of the Testing Date and certified to such on or prior to the Certification Date;

(B)

the premium on the 2027 Notes shall not exceed a total of 0.150% of the principal amount repaid if the Guarantor has achieved two of the three Sustainability Performance Targets as of the Testing Date and certified to such on or prior to the Certification Date;

(C)

the premium on the 2027 Notes shall not exceed a total of 0.300% if the Guarantor has met one of the three Sustainability Performance Targets as of the Testing Date and certified to such on or prior to the Certification Date; and

(D)

in no event shall the premium on the 2027 Notes exceed 0.450% of the principal amount repaid (this being the consequence of the Guarantor failing to achieve any of the three Sustainability Performance Targets as of the Testing Date and failing to certify to achievement on or prior to the Certification Date).

(d) Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

(e) A Holder of any Note at the close of business on a Regular Record Date shall be entitled to receive interest on such Note on the corresponding Interest Payment Date.

(f) Principal of and interest on Global Notes shall be payable to the Depositary in immediately available funds.

(g) Principal on Physical Notes shall be payable at the office or agency of the Issuer maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest on Physical Notes will be payable by (i) U.S. Dollar check drawn on a bank in The City of New York delivered to the address of the Person entitled thereto as such address shall appear in the register of the Notes, or (ii) upon written application to the Registrar not later than the relevant Record Date by a Holder of an aggregate principal amount of Notes in excess of $5,000,000, wire transfer in immediately available funds, which application and written wire instructions shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

(h) The Notes shall be redeemable at the option of the Issuer as provided in Article 4.

Section 2.2 Forms of Notes.

(a) Except as otherwise provided pursuant to this Section 2.2, the Notes are issuable in fully registered form without coupons in substantially the form of Exhibit A and Exhibit B hereto with such applicable legends as are provided for in Section 2.3. The Notes are not issuable in bearer form. The terms and provisions contained in the form of Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and to the extent applicable, the Issuer, the Guarantor and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Supplemental Indenture and the Base Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes of any series may be listed or designated for issuance, or to conform to usage.

(b) The Notes and the Guarantees are being (i) initially offered and sold by the Issuer to the underwriters thereof pursuant to the Underwriting Agreement. The Notes shall be issued initially in the form of one or more permanent global Notes in fully registered form without interest coupons, substantially in the form of Exhibit A and Exhibit B hereto (the “Global Notes”), each with the applicable legends as provided in Section 2.3. Each Global Note shall be duly executed by the Issuer and authenticated and delivered by the Trustee, shall have endorsed thereon the applicable Guarantees executed by the Guarantor and shall be registered in the name of the Depositary or its nominee and retained by the Trustee, as Custodian, at its Corporate Trust Office, for credit to the accounts of the Agent Members holding the Notes evidenced thereby. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Custodian, and of the Depositary or its nominee, as hereinafter provided.

(c) At such time as all beneficial interests in a Global Note have either been exchanged for Physical Notes, redeemed, repurchased or cancelled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and cancelled by the Trustee at the written direction of the Issuer. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Physical Notes, redeemed, repurchased or cancelled, the principal amount of Notes of the relevant series represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee with respect to such Global Note, by the Trustee, to reflect such reduction.

Section 2.3 Legends.

(a) Each Global Note shall bear a legend on the face thereof substantially in the following form (each defined term in the legend being defined as such for purposes of the legend only) (the “Global Notes Legend”):

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO TEVA PHARMACEUTICAL FINANCE III, B.V. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE IS REGISTERED IN THE NAME OF CEDE & CO. (“CEDE”) OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE, HAS AN INTEREST HEREIN.

THIS GLOBAL NOTE MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN THE SUPPLEMENTAL INDENTURE AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(b) Each Physical Note shall bear a legend on the face thereof substantially in the following form (the “Physical Notes Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Section 2.4 Form of Guarantee.

A Guarantee substantially in the following form shall be endorsed on the reverse of each Note:

Teva Pharmaceutical Industries Limited (the “Guarantor”) hereby unconditionally and irrevocably guarantees to the Holder of this Note (the “Guarantee”) the due and punctual payment of the principal of and interest (including Additional Tax Amounts, if any), on this Note, when and as the same shall become due and payable, whether at Maturity or upon redemption or upon declaration of acceleration or otherwise, according to the terms of this Note and of the Indenture. The Guarantor agrees that in the case of default by the Issuer in the payment of any such principal or interest (including Additional Tax Amounts, if any), the Guarantor shall duly and punctually pay the same. The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional irrespective of any extension of the time for payment of this Note, any modification of this Note, any invalidity, irregularity or unenforceability of this Note or the Indenture, any failure to enforce the same or any waiver, modification, consent or indulgence granted to the Issuer with respect thereto by the Holder of this Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a demand or proceeding first against the Issuer, protest or notice with respect to this Note or the indebtedness evidenced hereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to this Note except by payment in full of the principal of and interest (including Additional Tax Amounts, if any) on this Note.

The Guarantor shall be subrogated to all rights of the Holders against the Issuer in respect of any amounts paid by the Guarantor pursuant to the provisions of the Guarantees or the Indenture; provided, however, that the Guarantor hereby waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of a Holder against the Issuer with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Issuer in respect thereof or (ii) to receive any payment in the nature of contribution or for any other reason, from any other obligor with respect to such payment, in each case, until the principal of and interest (including Additional Tax Amounts, if any) on this Note shall have been paid in full.

The Guarantee shall not be valid or become obligatory for any purpose with respect to this Note until the certificate of authentication on this Note shall have been signed by the Trustee.

The Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, Teva Pharmaceutical Industries Limited has caused the Guarantee to be signed manually or by facsimile by its duly authorized Officer.

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

By

Section 2.5 Book-Entry Provisions for the Global Notes.

(a) The Global Notes initially shall be registered in the name of the Depositary (or a nominee thereof) and be delivered to the Trustee as Custodian for such Depositary.

(b) Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Supplemental Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its Custodian, or under such Global Note, and the Depositary may be treated by the Issuer, the Guarantor, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall prevent the Issuer, the Guarantor, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and the Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note. With respect to any Global Note deposited on behalf of the subscribers for the Notes represented thereby with the Trustee as Custodian for the Depositary for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear or Clearstream, the provisions of the “Operating Procedures of the Euroclear System” and the “Terms and Conditions Governing Use of Euroclear” and the “Management Regulations” and “Instructions to Participants” of Clearstream, respectively, shall be applicable to the Global Notes.

(c) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including DTC Participants and Persons that may hold interests through DTC Participants, to take any action that a Holder is entitled to take under this Supplemental Indenture, the Base Indenture or the Notes of any series.

(d) A Global Note may not be transferred, in whole or in part, to any Person other than the Depositary (or a nominee thereof), and no such transfer to any such other Person may be registered. Beneficial interests in a Global Note may be transferred in accordance with the rules and procedures of the Depositary.

(e) Except as provided in Section 2.5(f), owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Physical Notes.

(f) If at any time:

(1) the Depositary notifies the Issuer in writing that it is no longer willing or able to continue to act as Depositary for the Global Notes of any series or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary for the Global Notes of such series is not appointed by the Issuer within 90 days of such notice or cessation;

(2) an Event of Default has occurred and is continuing and enforcement action is being taken in respect thereof under their Indenture and the Registrar has received a request from the Depositary for the issuance of Physical Notes in exchange for such Global Note or Global Notes; or

(3) the Issuer, at its option, notifies the Trustee in writing that it elects to exchange in whole, but not in part, the Global Note for Physical Notes; such Global Note or Global Notes shall be deemed to be surrendered to the Trustee for cancellation and the Issuer shall execute, and the Trustee, upon receipt of an Officer’s Certificate and Issuer Order for the authentication and delivery of Notes, shall authenticate and deliver, in exchange for such Global Note or Global Notes, Physical Notes of the applicable series in an aggregate principal amount equal to the aggregate principal amount of such Global Note or Global Notes. Such Physical Notes shall be registered in such names as the Depositary shall identify in writing as the beneficial owners of the Notes represented by such Global Note or Global Notes (or any nominee thereof).

(g) Notwithstanding the foregoing, in connection with any transfer of beneficial interests in a Global Note to the beneficial owners thereof pursuant to Section 2.5(f), the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interests in such Global Note to be transferred.

Section 2.6 [Reserved]

Section 2.7 Defaulted Interest.

If the Issuer fails to make a payment of interest on any Note when due and payable (“Defaulted Interest”), it shall pay such Defaulted Interest plus (to the extent lawful) any interest payable on the Defaulted Interest, in any lawful manner. It may elect to pay such Defaulted Interest, plus any such interest payable on it, to the Persons who are Holders of such Notes on which the interest is due on a subsequent Special Record Date. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Note. The Issuer shall fix any such Special Record Date and payment date for such payment. At least 15 days before any such Special Record Date, the Issuer shall deliver to Holders affected thereby, with a copy to the Trustee, a notice that states the Special Record Date, the Interest Payment Date and amount of such interest to be paid.

Section 2.8 Execution of Guarantees.

The Guarantor hereby agrees to execute the Guarantees in substantially the form above recited to be endorsed on each Note. If the Issuer shall execute Physical Notes in accordance with Section 2.5, the Guarantor shall execute the Guarantees in substantially the form above recited to be endorsed on each such Note. The Guarantees shall be executed on behalf of the Guarantor by an Officer of the Guarantor. The signature of any Officer on the Guarantees may be manual or facsimile.

In case any Officer of the Guarantor who shall have signed the Guarantees endorsed on a Note shall cease to be such Officer before the Note so signed shall be authenticated and delivered by the Trustee, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed such Guarantees had not ceased to be such Officer of the Guarantor; and any Guarantees endorsed on a Note may be signed on behalf of the Guarantor by such persons as, at the actual date of the execution of such Guarantee, shall be the proper Officers of the Guarantor, although at the date of the execution and delivery of this Supplemental Indenture any such person was not such an Officer.

Section 2.9 Add On Notes.

The Issuer may, from time to time, subject to compliance with any other applicable provisions of this Supplemental Indenture and the Base Indenture, without the consent of the Holders, create and issue pursuant to this Supplemental Indenture and the Base Indenture Add On Notes having terms identical to those of the Outstanding Notes of any series, except that Add On Notes:

(a) may have a different issue date from other Outstanding Notes;

(b) may have a different first Interest Payment Date after issuance than other Outstanding Notes of such series;

(c) may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on other Outstanding Notes of such series;

(d) may have a different issue price;

(e) may have a different CUSIP or ISIN number if such Add On Notes are not fungible with the Notes of such series then outstanding for United States federal income tax purposes; and

(f) may have terms specified in Add On Note Board Resolutions, an Officer’s Certificate or a supplemental indenture for such Add On Notes making appropriate adjustments to this Article 2, Exhibit A and Exhibit B (and related definitions), as the case may be, applicable to such Add On Notes in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any registration rights or similar agreement applicable to such Add On Notes, which are not adverse in any material respect to the Holder of any Outstanding Notes of such series (other than such Add On Notes) and which shall not affect the rights, benefits, immunities or duties of the Trustee.

In authenticating any Add On Notes, and accepting the additional responsibilities under the Indenture in relation to such Add On Notes, the Trustee shall be entitled to receive, and shall be fully protected in relying upon:

(a) the Add On Note Board Resolutions, Officer’s Certificate or supplemental indenture relating thereto, setting forth the form and terms of the Add On Notes;

(b) an Officer’s Certificate complying with Section 6.5; and

(c) an Opinion of Counsel complying with Section 6.5 stating,

(1) that the forms of such Notes have been established by or pursuant to Add On Note Board Resolutions, an Officer’s Certificate or a supplemental indenture, as permitted by this Section 2.9 and in conformity with the provisions of this Supplemental Indenture and the Base Indenture;

(2) that the terms of such Notes have been established by or pursuant to Add On Note Board Resolutions, an Officer’s Certificate or a supplemental indenture, as permitted by this Section 2.9 and in conformity with the provisions of this Supplemental Indenture and the Base Indenture; and

(3) that such Notes and the related Guarantees, when authenticated and delivered by the Trustee and issued by the Issuer and the Guarantor in the manner provided for herein and in the Base Indenture and the Guarantees, respectively, subject to any customary conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuer and the Guarantor, respectively, entitled to the benefits provided in this Supplemental Indenture and the Base Indenture, enforceable in accordance with their respective terms, except to the extent that the enforcement of such obligations may be subject to bankruptcy laws or insolvency laws or other similar laws, general principles of equity and such other qualifications as such counsel shall conclude are customary or do not materially affect the rights of the Holders of such Notes.

If such forms or terms have been so established by or pursuant to Add On Note Board Resolutions, an Officer’s Certificate or a supplemental indenture, the Trustee shall have the right to decline to authenticate and deliver any Notes:

(1) if the Trustee, being advised by counsel, determines that such action may not lawfully be taken;

(2) if the Trustee in good faith determines that such action would expose the Trustee to personal liability to Holders of any Outstanding Notes; or

(3) if the issue of such Add On Notes pursuant to this Supplemental Indenture and the Base Indenture will affect the Trustee’s own rights, duties, benefits and immunities under the Notes, this Supplemental Indenture and the Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding anything in this Section 2.9, the Issuer may not issue Add On Notes if an Event of Default shall have occurred and be continuing.

Section 2.10 CUSIP and ISIN Numbers.

The Issuer in issuing the Notes may use “CUSIP” numbers and “ISIN” Numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices of redemption and other notices to the Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes of a given series or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes of a given series, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in the “CUSIP” or “ISIN” numbers.

ARTICLE 3

ADDITIONAL COVENANTS

In addition to the covenants set forth in Article 3 of the Base Indenture, the Notes shall be subject to the additional covenants set forth in this Article 3.

Section 3.1 Payment of Additional Tax Amounts.

With respect to the Notes, Section 12.02 of the Base Indenture is not applicable. All payments of interest and principal by the Issuer under the Notes of any series and by the Guarantor under the Guarantees shall be made without withholding or deduction for, or on account of, any present or future Taxes unless such withholding or deduction is required by law. In the event that the Issuer or the Guarantor is required to withhold or deduct on account of any such Taxes from any payment made under or with respect to the Notes, the Issuer or the Guarantor, as the case may be, will (a) withhold or deduct such amounts, (b) pay such additional Tax amounts so that the net amounts received by each Holder or beneficial owner of the relevant Notes, including those additional Tax amounts, will equal the amount such Holder or beneficial owner would have received if such Taxes had not been required to be withheld or deducted (“Additional Tax Amounts”) and (c) pay the full amount withheld or deducted to the relevant tax or other authority in accordance with applicable law, except that no such Additional Tax Amounts shall be payable in respect of any Note:

(1) to the extent that such Taxes are imposed or levied by reason of such Holder (or the beneficial owner) having some present or former connection with the Taxing Jurisdiction other than the mere holding (or beneficial ownership) of such Note or receiving principal or interest payments on the Notes (including but not limited to citizenship, nationality, residence, domicile, or the existence of a business, permanent establishment, a dependent agent, a place of business or a place of management present or deemed present in the Taxing Jurisdiction);

(2) in respect of any Taxes that would not have been so withheld or deducted but for the failure by the Holder or the beneficial owner of the Notes to make a declaration of non-residence, or any other claim or filing for exemption to which it is entitled or otherwise comply with any reasonable certification, identification, information, documentation or other reporting requirement concerning nationality, residence, identity or connection with the Taxing Jurisdiction if (a) compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or part of the Taxes, (b) the Holder (or beneficial owner) is able to comply with these requirements without undue hardship and (c) the Issuer has given the Holders (or beneficial owners) at least 30 calendar days prior notice that they will be required to comply with such requirement;

(3) to the extent that such Taxes are imposed by reason of any estate, inheritance, gift, sales, transfer or personal property taxes imposed with respect to the Notes, except as otherwise provided in the Indenture;

(4) to the extent that any such Taxes would not have been imposed but for the presentation of the Notes, where presentation is required, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the Holder would have been entitled to Additional Tax Amounts had the Notes been presented for payment on any date during such 30-day period;

(5) in respect of any Taxes imposed under Sections 1471-1474 of the Internal Revenue Code of 1986, as amended, any applicable U.S. Treasury Regulations promulgated thereunder, or any judicial or administrative interpretations of any of the foregoing; or

(6) any combination of items 1 through 5 above.

For purposes of this Section 3.1, “Taxes” means, with respect to payments on the Notes, all taxes, withholdings, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction or any political subdivision thereof or any authority or agency therein or thereof having power to tax.

Section 3.2 Stamp Tax.

The Issuer and the Guarantor will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise from the execution, delivery, enforcement or registration of the Notes of any series or any other document or instrument in relation thereto.

Section 3.3 Corporate Existence.

Subject to Article 8 of the Base Indenture and subject to the ability of the Issuer or the Guarantor to convert (or similar action) to another form of legal entity under the laws of the jurisdiction under which the Issuer or the Guarantor then exists, each of the Guarantor and the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Issuer and the Guarantor shall not be required to preserve any such existence, right or franchise if the Issuer and the Guarantor determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer or the Guarantor and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 3.4 Certificates of the Issuer and the Guarantor.

The Issuer will furnish to the Trustee within 120 days after the end of each fiscal year of the Issuer an Officer’s Certificate of the Issuer as to the signer’s knowledge of the Issuer’s and the Guarantor’s compliance with all conditions and covenants under this Supplemental Indenture and the Base Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Supplemental Indenture or the Base Indenture). In the event the Issuer comes to have actual knowledge of an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, regardless of the date, the Issuer shall deliver an Officer’s Certificate to the Trustee specifying such Default and the nature and status thereof.

Section 3.5 Guarantor To Be the Sole Equityholder of the Issuer.

So long as any Notes are outstanding, the Guarantor or its successor will directly or indirectly own all of the outstanding Capital Stock of the Issuer.

Section 3.6 Limitation on Liens.

The Guarantor shall not, and shall not permit any subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien, other than a Permitted Lien, upon any of its property (including any shares of Capital Stock or Indebtedness of any subsidiary) to secure any other Indebtedness incurred by the Guarantor or any subsidiary, without in any such case making effective provision whereby all of the Notes outstanding (together with, if the Guarantor so determines, any other Indebtedness by the Guarantor or any subsidiary ranking equally with the Notes or the Guarantees) shall be secured equally and ratably with, or prior to, such Indebtedness for so long as such other Indebtedness shall be so secured unless, after giving effect to such Lien, the aggregate amount of secured Indebtedness then outstanding (excluding Indebtedness secured solely by Permitted Liens) plus the value (as defined in Section 3.7) of all Sale-Leaseback Transactions (other than those described in clause (a) or clause (b) of Section 3.7) then outstanding would not exceed 10% of the Guarantor’s Consolidated Net Worth.

Section 3.7 Limitation on Sales and Leasebacks.

The Guarantor will not, and will not permit any subsidiary to, enter into any Sale-Leaseback Transaction after the date of this Supplemental Indenture unless:

(a) the Sale-Leaseback Transaction:

(1) involves a lease for a period, including renewals, of not more than five years;

(2) occurs within 270 days after the date of acquisition, completion of construction or completion of improvement of such property; or

(3) is with the Guarantor or one of its subsidiaries; or

(b) the Guarantor or any subsidiary, within 270 days after the Sale-Leaseback Transaction shall have occurred, applies or causes to be applied an amount equal to the value of the property so sold and leased back at the time of entering into such arrangement to the prepayment, repayment, redemption, reduction or retirement of any Indebtedness of the Guarantor or any subsidiary that is not subordinated to the Notes and that has a Stated Maturity of more than twelve months; or

(c) the Guarantor or such subsidiary would be entitled pursuant to Section 3.6 to create, incur, issue or assume Indebtedness secured by a Lien on the property without equally and ratably securing the Notes.

As used in this Section 3.7, the term “value” shall mean, with respect to a Sale-Leaseback Transaction, as of any particular time an amount equal to the greater of (i) the net proceeds of sale of the property leased pursuant to such Sale-Leaseback Transaction, or (ii) the fair value of such property at the time of entering into such Sale-Leaseback Transaction as determined by the Board of Directors of the Guarantor, in each case multiplied by a fraction of which the numerator is the number of full years of remaining term of the lease (without regard to renewal options) and the denominator is the full years of the full term of the lease (without regard to renewal options).

Section 3.8 Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Supplemental Indenture and the Base Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 4

REDEMPTION OF NOTES

Section 4.1 Optional Redemption.

Subject to any adjustment in accordance with Section 2.1(c)(2), the Issuer may at its option redeem the Notes of any series, in whole or in part, at any time or from time to time, on any date prior to the Stated Maturity, upon notice as set forth in Section 4.2, at the Redemption Price.

Section 4.2 Notice of Redemption.

Notice of redemption to the Holders of the Notes of any series to be redeemed shall be given by delivering notice of such redemption, on at least 10 days’, but not more than 60 days’, prior notice delivered by electronic transmission, first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar, with a copy of such notice delivered to the Trustee. The notice of redemption of the Notes of any series to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer’s request, delivered to the Trustee at least five Business Days before the date such notice is to be given to Holders (unless a shorter period shall be acceptable to the Trustee), by the Trustee in the name and at the expense of the Issuer.

Notice of any redemption of any series of Notes in connection with a corporate transaction (including an equity offering, an incurrence of indebtedness or a change of control) may, at the Issuer’s discretion, be given prior to the completion thereof and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded or the Redemption Date delayed in the event that any or all such conditions shall not have been satisfied by the Redemption Date. In addition, the Issuer may provide in such notice that payment of the Redemption Price and performance of its obligations with respect to such redemption may be performed by another Person.

If any Note of any series is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed, in which case a portion of the original Note of such series will be issued in the name of the holder thereof upon cancellation of the original Note of such series. In the case of a Global Note of any series, an appropriate notation will be made on such Note of such series to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof. Subject to the terms of the redemption notice (including any conditions contained therein), Notes of any series called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on such Notes or portions of them called for redemption, unless the redemption price is not paid on the Redemption Date.

Section 4.3 Deposit of Redemption Price.

On or prior to the Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent an amount of money sufficient to pay the Redemption Price in respect of all the Notes to be redeemed on that Redemption Date. If less than all of the Notes (or any series thereof) are to be redeemed, the Notes to be redeemed shall be selected by the Trustee on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate and subject to the rules of the applicable depositary.

Section 4.4 Tax Redemption.

(a) If, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of any Taxing Jurisdiction or any political subdivision or taxing authority thereof or in any Taxing Jurisdiction affecting taxation or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective or, in the case of a change in official position, is announced on or after the date of this Supplemental Indenture, the Issuer or the Guarantor (or any of their respective successors), as the case may be, is or will be obligated to pay any Additional Tax Amounts with respect to the Notes (or any series thereof), and if the Issuer or the Guarantor (or any of their respective successors), as the case may be, determines that such obligation cannot be avoided by the Issuer or the Guarantor (or any of their respective successors), as the case may be, after taking reasonable measures available to it, then at the option of the Issuer or the Guarantor (or any of their respective successors), as the case may be, the Notes (or any series thereof) may be redeemed in whole, but not in part, at any time, upon the giving not less than 10 days’ nor more than 60 days’ notice to the Trustee and the Holders of such Notes, at the Redemption Price; provided, however, that (1) no notice of such tax redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the Guarantor (or their respective successors), as the case may be, would, but for such redemption, be obligated to pay such Additional Tax Amounts were a payment on such Notes then due, and (2) at the time such notice is given, such obligation to pay such Additional Tax Amounts remains in effect. The notice of tax redemption shall be given by the Issuer or, at the Issuer’s request delivered to the Trustee at least five Business Days before the date such notice is to be given to Holders (unless a shorter period shall be acceptable to the Trustee), by the Trustee in the name and at the expense of the Issuer.

(b) Not less than five Business Days (unless a shorter period shall be acceptable to the Trustee) before any notice of tax redemption pursuant to Section 4.4(a) is given to the Trustee or the Holders of the Notes (or any series thereof), the Issuer or the Guarantor (or their respective successors), as the case may be, shall deliver to the Trustee (i) an Officer’s Certificate stating that the Issuer or the Guarantor (or their respective successors), as the case may be, is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer or the Guarantor (or their respective successors), as the case may be, to so redeem have occurred or have been satisfied and (ii) an opinion of independent legal counsel of recognized standing to that effect based on the statement of facts. Such notice, once given to the Trustee, shall be irrevocable.

ARTICLE 5

SATISFACTION AND DISCHARGE

Section 5.1 Satisfaction and Discharge.

(a) With respect to the Notes, Section 9.01 of the Base Indenture is not applicable.

(b) The Issuer and the Guarantor may satisfy and discharge their obligations under this Supplemental Indenture with respect to any series of Notes while such Notes remain outstanding, if (a) all Outstanding Notes of such series have become due and payable at their scheduled Maturity, or (b) all Outstanding Notes of such series have been called for redemption, and in either case, the Issuer has deposited with the Trustee an amount sufficient to pay and discharge all Outstanding Notes of such series on the date of their scheduled Maturity or the scheduled Redemption Date, as the case may be.

ARTICLE 6

MISCELLANEOUS PROVISIONS

Section 6.1 Scope of Supplemental Indenture.

(a) The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall only be applicable with respect to, and govern the terms of, the Notes and shall not apply to any other Securities that may be issued by the Issuer under the Base Indenture. Other than such, changes, modifications and supplements, the Base Indenture is incorporated by reference herein and affirmed in all respects.

Section 6.2 Provisions of Supplemental Indenture for the Sole Benefit of Parties and Holders of Notes.

Nothing in this Supplemental Indenture, the Base Indenture or in the Notes or the Guarantees, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the Holders of the Notes, any legal or equitable right, remedy or claim under this Supplemental Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Notes.

Section 6.3 Successors and Assigns of Issuer and Guarantor Bound by Supplemental Indenture.

All the covenants, stipulations, promises and agreements in this Supplemental Indenture contained by or on behalf of the Issuer shall bind its successors and assigns, whether so expressed or not. All the covenants, stipulations, promises and agreements in this Supplemental Indenture contained by or on behalf of the Guarantor shall bind its successors and assigns, whether so expressed or not.

Section 6.4 Notices and Demands on Issuer, Trustee and Holders of Notes.

Any notice or demand which by any provision of this Supplemental Indenture is required or permitted to be given or delivered to or by the Trustee or by the Holders of Notes to the Issuer or the Guarantor shall be in writing in the English language and may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address is filed with the Trustee) as follows:

If to the Issuer:

Teva Pharmaceutical Finance Netherlands III B.V.

Piet Heinkade 107, 1019 GM

Amsterdam, Netherlands

Attention: Managing Director Fax: +972-39-062501

with a copy (which shall not constitute notice) to:

Teva Pharmaceuticals USA, Inc.

400 Interpace Parkway, Building A,

Parsippany, NJ 07054

Attention: David M. Stark

Fax: +1 (215) 293-6499

with a copy (which shall not constitute notice)to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Joshua N. Korff, P.C.

Ross M. Leff, P.C.

Fax: +1 (212) 446-4900

If to the Guarantor:

Teva Pharmaceutical Industries Limited

124 Dvora Hanevi’a Street

Tel Aviv, 6944020, Israel Attention: Corporate Treasurer

Facsimile: +972-3-914-8678

with copies (which shall not constitute notice) to:

Teva Pharmaceuticals USA, Inc.

400 Interpace Parkway, Building A,

Parsippany, NJ 07054

Attention: David M. Stark

Fax: +1 (215) 293-6499

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Joshua N. Korff, P.C.

Ross M. Leff, P.C.

Fax: +1 (212) 446-4900

Any notice, direction, request or demand by the Issuer, the Guarantor or any Holder of Notes to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if delivered in person or mailed by first-class mail as follows:

If to the Trustee:

The Bank of New York Mellon

240 Greenwich Street, Floor 7E

New York, NY 10286

Attention: Corporate Trust – Global Finance Unit

Fax: (212) 815-2830

The Trustee also agrees to accept and act upon instructions or directions pursuant to the Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods.

The Issuer, the Guarantor or the Trustee by written notice to each other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to the Issuer or the Guarantor shall be deemed to have been given or made as of the date so delivered if personally delivered or if delivered electronically, in pdf format or if telecopied; and seven calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). Any notice or communication to the Trustee shall be deemed delivered upon receipt.

Where this Supplemental Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing, in the English language, and delivered to each Holder entitled thereto, at his last address as it appears in the register of the Notes of the applicable series. In any case where notice to Holders is given by mail, personal delivery, telecopy or electronic delivery, neither the failure to mail such notice, nor any defect in any notice so mailed or delivered, to any particular

Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Supplemental Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer, the Guarantor or Holders of Notes when such notice is required to be given pursuant to any provision of this Supplemental Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Notwithstanding anything to the contrary contained herein, in the Base Indenture or in the Notes, where this Supplemental Indenture, the Base Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary electronically or by other method in accordance with the procedures of the Depositary.

Section 6.5 Officer’s Certificates and Opinions of Counsel; Statements to be Contained Therein.

Upon any application or demand by the Issuer or the Guarantor to the Trustee to take any action under any of the provisions of this Supplemental Indenture, the Issuer or the Guarantor, as the case may be, shall furnish to the Trustee an Officer’s Certificate or Guarantor’s Officer’s Certificate, as the case may be, stating that all conditions precedent provided for in this Supplemental Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with.

Each certificate or opinion provided for in this Supplemental Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Supplemental Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an Officer of the Issuer or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer or the Guarantor, as the case may be, upon the certificate, statement or opinion of or representations by an Officer of Officers of the Issuer or the Guarantor, as the case may be, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an Officer of the Issuer or the Guarantor or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such Officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

The Trustee shall be entitled to conclusively rely on an Officer’s certificate from the Issuer or the Guarantor, shall have no duty to inquire as to or investigate the accuracy of any such Officer’s certificate (or related Assurance Letter), verify the attainment of the Sustainability Performance Targets, or make calculations, investigations or determinations with respect to the attainment of the Sustainability Performance Targets. The Trustee and the Paying Agent shall have no liability to the Issuer, any Holder or any other Person in acting in good faith on any such Officer’s certificate.

Section 6.6 Payments Due on Saturdays, Sundays and Holidays.

If the date of maturity of interest on or principal of the Notes of any series or the date fixed for redemption or repayment of any such Note shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

Section 6.7 Conflict of any Provisions of Supplemental Indenture with Trust Indenture Act of 1939.

If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision included in this Supplemental Indenture by operation of Sections 310 to 317, inclusive, of the TIA (an “incorporated provision”), such incorporated provision shall control.

Section 6.8 New York Law to Govern.

This Supplemental Indenture, each 2027 Note and each 2029 Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State.

Section 6.9 Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 6.10 Effect of Headings.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 6.11 Submission to Jurisdiction.

Each of the Issuer, the Guarantor and the Trustee agrees that any legal suit, action or proceeding arising out of or based upon this Supplemental Indenture may be instituted in any federal or state court sitting in the Borough of Manhattan in New York City, and, to the fullest extent permitted by law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such court in any law suit, action or proceeding. Each of the Issuer and the Guarantor, as long as any of the Notes remain Outstanding or the parties hereto have any obligation under this Supplemental Indenture, shall have an authorized agent (the “Authorized Agent”) in the United States upon whom process may be served in any such legal action or proceeding. Service of process upon such agent and written notice of such service mailed or delivered to it shall to the extent permitted by law be deemed in every respect effective service of process upon it in any such legal action or proceeding. The Issuer and the Guarantor each hereby appoints Teva Pharmaceuticals USA, Inc. (400 Interpace Parkway, Building A, Parsippany, NJ 07054) as its agent for such purposes, and covenants and agrees that service of process in any legal action or proceeding may be made upon it at such office of such agent. The Issuer will provide written notice to the Trustee of any change in the Authorized Agent. In the event that any Authorized Agent resigns, is removed or becomes incapable of so acting, the Issuer shall promptly appoint a successor Authorized Agent and shall notify the Trustee in writing of such change in Authorized Agent.

Section 6.12 Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer and the Guarantor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

ARTICLE 7

SUPPLEMENTAL INDENTURES

Section 7.1 Without Consent of Holders.

(a) Sections 7.01(d), (e), (f), (g), (h), (k), (l), (m), (n), (q) and (r) of the Base Indenture are not applicable with respect to the Notes.

(b) In addition to the provisions set forth in Section 7.01 of the Base Indenture as amended by Section 7.1(a) above, the Issuer, the Guarantor and the Trustee may amend, modify or supplement the Base Indenture, this Supplemental Indenture or the Notes of any series without the consent of any Holder for one or more of the following purposes:

(1) to cure any ambiguity, supply any omission or correct or supplement any provision contained herein, in the Base Indenture, in any supplemental indenture or in the Notes of any series which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; provided that such amendment, modification or supplement shall not, in the good faith opinion of the Issuer’s managing and supervisory directors, adversely affect the interests of the Holders of the Notes in any material respect; provided, further, that any amendment made solely to conform the provisions of this Supplemental Indenture to the description of the Notes contained in the Issuer’s Prospectus Supplement dated November 2, 2021 will not be deemed to adversely affect the interests of the Holders of the Notes;

(2) to surrender any right or power conferred upon the Issuer or the Guarantor hereunder;

(3) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA;

(4) to authorize the issuance of Add On Notes of either series of Notes pursuant to Section 2.9; and

(5) to add or modify any other provision of the Indenture which the Issuer or the Guarantor, as the case may be, and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders of the Notes of such series.

Section 7.2 With Consent of Each Affected Holder.

In addition to the provisions set forth in Section 7.02 of the Base Indenture, the Issuer, the Guarantor and the Trustee may not amend, modify or supplement the Base Indenture, this Supplemental Indenture or the Notes of any series for one or more of the following purposes without the consent of each Holder so affected:

(a) to modify the Issuer’s obligation to maintain an office or agency in New York City pursuant to Section 3.02 of the Base Indenture;

(b) to modify the Guarantor’s obligation to own, directly or indirectly, all of the outstanding Capital Stock or membership interests, as applicable, of the Issuer pursuant to Section 3.5 of this Supplemental Indenture;

(c) to modify any provision of Article 4 relating to redemption of such series of Notes;

(d) to modify the Guarantees in a manner that would adversely affect the interests of the Holders of such series of Notes; and

(e) to reduce the percentage in aggregate principal amount of the Notes such series of then Outstanding necessary (i) to modify, amend or supplement the Base Indenture or this Supplemental Indenture or (ii) to waive any past default or Event of Default pursuant to Section 4.10 of the Base Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

Very truly yours,

TEVA PHARMACEUTICAL FINANCE NETHERLANDS III B.V., as Issuer

By:	/s/ David Vrhovec
Name: David Vrhovec
Title: Authorized Representative

By:	/s/ Stephen David Harper
Name: Stephen David Harper
Title: Authorized Representative

TEVA PHARMACEUTICAL INDUSTRIES LIMITED, as Guarantor

By:	/s/ Kåre Schultz
Name: Kåre Schultz
Title: President and Chief Executive Officer

By:	/s/ Eli Kalif
Name: Eli Kalif
Title: Executive Vice President and Chief Financial Officer

(Signature Page Supplemental Indenture (USD))

THE BANK OF NEW YORK MELLON, AS TRUSTEE

By:	/s/ Shannon Matthews
Name: Shannon Matthews
Title: Agent

(Signature Page Supplemental Indenture (USD))

EXHIBIT A

[FORM OF FACE OF 2027 GLOBAL NOTE]

[Insert Global Notes Legend or Physical Notes Legend, as applicable]

No.[•]	U.S. $1,000,000,000 [as revised by the Schedule of Increases or Decreases in the Global Note attached hereto] [1]

[1]	Insert in Global Notes only.

CUSIP No. 88167AAP6

ISIN No. US88167AAP66

GLOBAL NOTE

TEVA PHARMACEUTICAL FINANCE NETHERLANDS III B.V.

4.750% Sustainability-Linked Senior Notes due 2027

Payment of Principal, Interest and Additional Tax Amounts, if any, Unconditionally

Guaranteed By

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

This Global Note is in respect of an issue of 4.750% Sustainability-Linked Senior Notes due 2027 (the “Notes”) of Teva Pharmaceutical Finance Netherlands III B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under Dutch law (the “Issuer”, which term includes any successor corporation under the Senior Indenture hereinafter referred to), and issued pursuant to a base indenture (the “Base Indenture”), dated as of March 14, 2018, by and among the Issuer, Teva Pharmaceutical Industries Limited, as guarantor (the “Guarantor”), and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”), as supplemented by a first supplemental senior indenture, dated as of March 14, 2018, by and among the Issuer, the Guarantor and the Trustee, a second supplemental senior indenture, dated as of November 25, 2019, by and among the Issuer, the Guarantor and the Trustee and as further supplemented by a third supplemental senior indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of November 9, 2021, by and among the Issuer, the Guarantor and the Trustee. Unless the context otherwise requires, the capitalized terms used herein shall have the meanings specified in the Supplemental Indenture and the Base Indenture.

The Issuer, for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal amount of ONE BILLION United States Dollars (U.S.$1,000,000,000) on May 9, 2027, and to pay interest on such principal amount in Dollars at the rate of 4.750% per annum, computed on a basis of a 360 day year consisting of twelve 30 day months, from the date hereof until payment of such principal amount has been made or duly provided for, such interest to be paid semi-annually in arrears on May 9 and November 9 of each year, commencing May 9, 2022. The interest so payable on May 9 and November 9 (each an “Interest Payment Date”) will, subject to certain exceptions provided in the Supplemental Indenture, be paid to the person in whose name this Note is registered at the close of business on the immediately preceding May 1 and November 1, respectively (whether or not a Business Day).

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed manually or by facsimile by its duly authorized officers.

Dated:

TEVA PHARMACEUTICAL FINANCE NETHERLANDS III B.V.

By:
Name: Title:

By:
Name: Title:

Trustee’s Certificate of Authentication

This is one of the 4.750% Sustainability-Linked Senior Notes due 2027 described in the within-named Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

Dated:

Teva Pharmaceutical Industries Limited (the “Guarantor”) hereby unconditionally and irrevocably guarantees to the Holder of this Note (the “Guarantee”) the due and punctual payment of the principal of and interest (including Additional Tax Amounts , if any), on this Note, when and as the same shall become due and payable, whether at Maturity or upon redemption or upon declaration of acceleration or otherwise, according to the terms of this Note and of the Indenture. The Guarantor agrees that in the case of default by the Issuer in the payment of any such principal or interest (including Additional Tax Amounts, if any), the Guarantor shall duly and punctually pay the same. The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional irrespective of any extension of the time for payment of this Note, any modification of this Note, any invalidity, irregularity or unenforceability of this Note or the Indenture, any failure to enforce the same or any waiver, modification, consent or indulgence granted to the Issuer with respect thereto by the Holder of this Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a demand or proceeding first against the Issuer, protest or notice with respect to this Note or the indebtedness evidenced hereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to this Note except by payment in full of the principal of and interest (including Additional Tax Amounts, if any) on this Note.

The Guarantor shall be subrogated to all rights of the Holders against the Issuer in respect of any amounts paid by the Guarantor pursuant to the provisions of the Guarantees or the Indenture; provided, however, that the Guarantor hereby waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of a Holder against the Issuer with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Issuer in respect thereof or (ii) to receive any payment in the nature of contribution or for any other reason, from any other obligor with respect to such payment, in each case, until the principal of and interest (including Additional Tax Amounts, if any) on this Note shall have been paid in full.

The Guarantee shall not be valid or become obligatory for any purpose with respect to this Note until the certificate of authentication on this Note shall have been signed by the Trustee.

The Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, Teva Pharmaceutical Industries Limited has caused the Guarantee to be signed manually or by facsimile by its duly authorized officers.

Dated:

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

By:
Name: Title:

By:
Name: Title:

[FORM OF REVERSE OF NOTE]

TEVA PHARMACEUTICAL FINANCE NETHERLANDS III B.V.

4.750% Sustainability-Linked Senior Note due 2027

Payment of Principal, Interest and Additional Tax Amounts, if any, Unconditionally

Guaranteed By

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.	Principal and Interest.

Teva Pharmaceutical Finance Netherlands III B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under Dutch law (the “Issuer”), promises to pay interest on the principal amount of this Note at 4.750% per annum from November 9, 2021 until the principal thereof is paid or made available for payment. Interest shall be payable semi-annually in arrears on each May 9 and November 9 of each year (each an “Interest Payment Date”), commencing May 9, 2022. If an Interest Payment Date falls on a day that is not a Business Day, interest will be payable on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date and no interest shall accrue thereon on account of such delay.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

A Holder of any Note at the close of business on a Regular Record Date shall be entitled to receive interest on such Note on the corresponding Interest Payment Date.

2.	Premium Payment Upon Failure to Achieve Sustainability Performance Targets

At the Stated Maturity or upon earlier redemption of the Notes (but only if such redemption is on or after the Step-up Date), the following premium shall be payable on the Notes:

(i)	0.150% of the principal amount repaid unless the Guarantor has achieved the Regulatory Submissions Target as of the Testing Date;

(ii)	0.150% of the principal amount repaid unless the Guarantor has achieved the Product Volume Target as of the Testing Date; and

(iii)	0.150% of the principal amount repaid unless the Guarantor has achieved the Emission Reduction Target as of the Testing Date;

in each case, as certified by the Issuer or the Guarantor to the Trustee in an Officer’s certificate (which shall include the Assurance Letter as an exhibit thereto) on or prior to the Certification Date (subject to any clerical or administrative errors (including any delays resulting therefrom)); provided that, for the avoidance of doubt:

(A)	no premium shall be payable on the Notes if the Guarantor has achieved the three Sustainability Performance Targets as of the Testing Date and certified to such on or prior to the Certification Date;

(B)

the premium on the Notes shall not exceed a total of 0.150% of the principal amount repaid if the Guarantor has achieved two of the three Sustainability Performance Targets as of the Testing Date and certified to such on or prior to the Certification Date;

(C)

the premium on the Notes shall not exceed a total of 0.300% if the Guarantor has met one of the three Sustainability Performance Targets as of the Testing Date and certified to such on or prior to the Certification Date; and

(D)

in no event shall the premium on the Notes exceed 0.450% of the principal amount repaid (this being the consequence of the Guarantor failing to achieve any of the three Sustainability Performance Targets as of the Testing Date and failing to certify to achievement on or prior to the Certification Date).

3.	Method of Payment.

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the relevant Regular Record Date for such interest.

Principal of and interest on Global Notes shall be payable to the Depositary in immediately available funds.

Principal of Physical Notes will be payable at the office or agency of the Issuer maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest on Physical Notes will be payable by (i) U.S. Dollar check drawn on a bank in The City of New York delivered to the address of the Person entitled thereto as such address shall appear in the register of the Notes, or (ii) upon written application to the Registrar not later than the relevant Record Date by a Holder of an aggregate principal amount of Notes in excess of $5,000,000, wire transfer in immediately available funds, which application and written wire instructions shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

4.	Paying Agent and Registrar.

Initially, The Bank of New York Mellon, the Trustee under the Supplemental Indenture, will act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without notice to any Holder.

5.	Supplemental Indentures and Indenture.

The Issuer issued this Note under a Base Indenture (the “Base Indenture”), dated as of March 14, 2018, by and among the Issuer, the Guarantor and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by a first supplemental senior indenture, dated as of March 14, 2018, by and among the Issuer, the Guarantor and the Trustee, a second supplemental senior indenture, dated as of November 25, 2019, by and among the Issuer, the Guarantor and the Trustee and as further supplemented by a third supplemental senior indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of November 9, 2021, by and among the Issuer, the Guarantor and the Trustee. The terms of the Note include those stated in the Indenture, and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”). This Note is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

6.	Optional Redemption.

Subject to any adjustment in accordance with Section 2.1(c)(2) of the Supplemental Indenture, the Issuer may at its option redeem this Note, in whole or in part, at any time or from time to time, on any date prior to the Stated Maturity, upon notice as set forth in Section 4.2 of the Supplemental Indenture, at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments of the Notes being redeemed discounted, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), using a discount rate equal to the sum of the Treasury Rate plus 50 basis points, plus accrued and unpaid interest thereon, if any, to, but not including, the Redemption Date, provided that if the Issuer redeems the Notes on or after the applicable Par Call Date, the Redemption Price for such Notes will be equal to 100% of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but not including, the Redemption Date.

On and after the Redemption Date, interest shall cease to accrue on Notes or portions of Notes called for redemption, unless the Issuer defaults in the payment of the Redemption Price.

Notice of redemption will be given by the Issuer to the Holders as provided in the Supplemental Indenture.

7.	Tax Redemption.

If, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of any Taxing Jurisdiction or any political subdivision or taxing authority thereof or in any Taxing Jurisdiction affecting taxation or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective or, in the case of a change in official position, is announced on or after the issuance of the Notes, the Issuer or the Guarantor (or any of their respective successors), as the case may be, is or will be obligated to pay any Additional Tax Amount with respect to the Notes (of any series thereof), and if the Issuer or the Guarantor (or any of their respective successors), as the case may be, determines that such obligation cannot be avoided by the Issuer or the Guarantor (or any of their respective successors), as the case may be, after taking reasonable measures available to it, then at the option of the Issuer or the Guarantor (or any of their respective successors), as the case may be, the Notes (of any series thereof) may be redeemed in whole, but not in part, at any time, upon the giving not less than 10 days’ nor more than 60 days’ notice to the Trustee and the Holders of such Notes, at the Redemption Price; provided, however, that (1) no notice of such tax redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the Guarantor (or their respective successors), as the case may be, would, but for such redemption, be obligated to pay such Additional Tax Amounts were a payment on such Notes then due, and (2) at the time such notice is given, such obligation to pay such Additional Tax Amounts remains in effect.

8.	Denominations; Transfer; Exchange.

The Notes are issuable in registered form, without coupons, in minimum denominations of $200,000 principal amount and integral multiples of $1,000 in excess of $200,000. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Issuer or the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay any taxes or other governmental charges that may be imposed in connection with any exchange or registration of transfer of Notes.

The Issuer shall not be required to exchange or register a transfer of (a) any Note for a period of 15 days next preceding the first delivery of notice of redemption of Notes to be redeemed, (b) any Notes selected, called or being called for redemption except, in the case of any Note where notice has been given that such Note is to be redeemed in part, the portion thereof not so to be redeemed or (c) any Notes between a record date and the next succeeding payment date.

In the event of redemption of the Notes in part only, in the case of a Global Note, the aggregate principal amount of such Global Notes may be increased or decreased by adjustments made on the records of the Depositary or, if necessary, a new Note or Notes for the unredeemed portion thereof will be issued in the name of the Holder hereof.

9.	Holders to be Treated as Owners.

The registered Holder of this Note shall be treated as its owner for all purposes.

10.	Unclaimed Money.

Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest on any Note and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee or such Paying Agent, and the Holder of such Note shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

11.	Satisfaction and Discharge.

The Issuer and the Guarantor may satisfy and discharge their obligations under the Indenture while the Notes remain outstanding, if (a) all Outstanding Notes have become due and payable at their scheduled Maturity, or (b) all Outstanding Notes have been called for redemption, and in either case, the Issuer has deposited with the Trustee an amount sufficient to pay and discharge all Outstanding Notes on the date of their scheduled Maturity or the scheduled Redemption Date, as the case may be.

12.	Supplement; Waiver.

Without notice to or the consent of the Holders of the Notes, the Indenture and the Notes may be amended, supplemented or otherwise modified by the Issuer, the Guarantor and the Trustee as provided in the Indenture. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes (or such lesser amount as shall have acted at a meeting pursuant to the provisions of the Indenture). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the

Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

13.	Defaults and Remedies.

The Indenture provides that an Event of Default with respect to the Notes occurs when any of the following occurs:

(a) the Issuer defaults in the payment of the principal and premium, if any, of any of the Notes when it becomes due and payable at Maturity or upon redemption;

(b) the Issuer defaults in the payment of interest (including Additional Tax Amounts, if any) on any of the Notes when it becomes due and payable and such default continues for a period of 30 days after the date when due;

(c) the Guarantor fails to perform its obligations under the Guarantees;

(d) except as permitted by the Indenture, the Guarantees is held in any final, non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Guarantor, or any person acting on behalf of the Guarantor, shall deny or disaffirm its obligations under the Guarantees;

(e) either the Issuer or the Guarantor fails to perform or observe any other term, covenant or agreement contained in the Notes or the Indenture and the default continues for a period of 60 days after written notice of such failure, requiring the Issuer or the Guarantor, as the case may be, to remedy the same, shall have been given to the Issuer or the Guarantor, as the case may be, by the Trustee or to the Issuer or the Guarantor, as the case may be, and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes (provided that such notice may not be given with respect to any action taken, and reported publicly or to holders of such series of the Notes, more than two years prior to such notice; provided further that the trustee shall have no obligation to determine when or if any holders have been notified of any such action or to track when such two-year period starts or concludes);

(f) (i) the Issuer or the Guarantor fails to make by the end of the applicable grace period, if any, any payment of principal or interest due in respect of any Indebtedness for borrowed money, the aggregate outstanding principal amount of which is an amount in excess of $250,000,000; or (ii) there is an acceleration of any Indebtedness for borrowed money in an amount in excess of $250,000,000 because of a default with respect to such Indebtedness, without, in the case of either (i) or (ii) above, such Indebtedness having been discharged or such non-payment or acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes of such series; or

(g) the occurrence of certain events of bankruptcy, insolvency or reorganization of the Issuer or Guarantor as specified in the Supplemental Indenture.

If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Supplemental Indenture.

Any time period in this Supplemental Indenture, the Base Indenture or the Notes to cure any actual or alleged default or event of default may be extended or stayed by a court of competent jurisdiction.

For the avoidance of doubt, failure to achieve one or more Sustainability Performance Targets shall not constitute a Default or an Event of Default with respect to the Notes.

14. Authentication.

This Note shall not be valid until the Trustee (or authenticating agent) executes the certificate of authentication on the other side of this Note.

15.	CUSIP Numbers.

The Issuer has caused CUSIP numbers to be printed on this Note and, therefore, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders. Any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

16.	Governing Law.

The Supplemental Indenture, the Base Indenture and this Note shall be governed by, and construed in accordance with, the laws of the State of New York.

17.	Successor Corporation.

In the event a successor corporation legal entity assumes all the obligations of the Issuer or the Guarantor under this Note, pursuant to the terms hereof and of the Indenture, the Issuer or Guarantor, as the case may be, will be released from all such obligations.

ASSIGNMENT FORM

To assign this Note, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Note to:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint              to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Dated:	Your Name:
(Print your name exactly as it appears on the face of this Note)

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE

The initial outstanding principal amount of this Global Note is $1,000,000,000. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee

[FORM OF FACE OF 2029 GLOBAL NOTE]

[Insert Global Notes Legend or Physical Notes Legend, as applicable]

No.[•]	U.S. $1,000,000,000 [as revised by the Schedule of Increases or Decreases in the Global Note attached hereto] [2]

[2]	Insert in Global Notes only.

CUSIP No. 88167AAQ4

ISIN No.: US88167AAQ40

GLOBAL NOTE

TEVA PHARMACEUTICAL FINANCE NETHERLANDS III B.V.

5.125% Sustainability-Linked Senior Notes due 2029

Payment of Principal, Interest and Additional Tax Amounts, if any, Unconditionally

Guaranteed By

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

This Global Note is in respect of an issue of 5.125% Sustainability-Linked Senior Notes due 2029 (the “Notes”) of Teva Pharmaceutical Finance Netherlands III B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under Dutch law (the “Issuer”, which term includes any successor corporation under the Senior Indenture hereinafter referred to), and issued pursuant to a base indenture (the “Base Indenture”), dated as of March 14, 2018, by and among the Issuer, Teva Pharmaceutical Industries Limited, as guarantor (the “Guarantor”), and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”), as supplemented by a first supplemental senior indenture, dated as of March 14, 2018, by and among the Issuer, the Guarantor and the Trustee, a second supplemental senior indenture, dated as of November 25, 2019, by and among the Issuer, the Guarantor and the Trustee and as further supplemented by a third supplemental senior indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of November 9, 2021, by and among the Issuer, the Guarantor and the Trustee. Unless the context otherwise requires, the capitalized terms used herein shall have the meanings specified in the Supplemental Indenture and the Base Indenture.

The Issuer, for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal amount of ONE BILLION United States Dollars (U.S.$1,000,000,000) on May 9, 2029, and to pay interest on such principal amount in Dollars at the rate of 5.125% per annum, subject to the paragraph immediately below, computed on a basis of a 360 day year consisting of twelve 30 day months, from the date hereof until payment of such principal amount has been made or duly provided for, such interest to be paid semi-annually in arrears on May 9 and November 9 of each year, commencing May 9, 2022. The interest so payable on May 9 and November 9 (each an “Interest Payment Date”) will, subject to certain exceptions provided in the Supplemental Indenture, be paid to the person in whose name this Note is registered at the close of business on the immediately preceding May 1 and November 1, respectively (whether or not a Business Day).

From and including May 9, 2026 (the “Step-up Date”) the Interest Rate payable on the Notes shall increase by:

(i)	0.125% per annum unless the Guarantor has achieved the Regulatory Submissions Target as of the Testing Date;

(ii)	0.125% per annum unless the Guarantor has achieved the Product Volume Target as of the Testing Date; and

(iii)	0.125% per annum unless the Guarantor has achieved the Emission Reduction Target as of the Testing Date;

in each case, as certified by the Issuer or the Guarantor to the Trustee in an Officer’s certificate (which shall include the Assurance Letter as an exhibit thereto) on or prior to the Certification Date (subject to any clerical or administrative errors (including any delays resulting therefrom)); provided that, for the avoidance of doubt:

(A)

the Interest Rate on the Notes shall not increase on the Step-up Date if the Guarantor has achieved the three Sustainability Performance Targets as of the Testing Date and certified to such on or prior to the Certification Date;

(B)

the increase in the Interest Rate on the Notes on the Step-up Date shall not exceed a total of 0.125% if the Guarantor has achieved two of the three Sustainability Performance Targets as of the Testing Date and certified to such on or prior to the Certification Date;

(C)

the increase in the Interest Rate on the Notes on the Step-up Date shall not exceed a total of 0.250% if the Guarantor has met one of the three Sustainability Performance Targets as of the Testing Date and certified to such on or prior to the Certification Date; and

(D)

in no event shall the total increase in the Interest Rate on the Notes on the Step-up Date exceed 0.375% (this being the consequence of the Guarantor failing to achieve any of the three Sustainability Performance Targets on the Testing Date and failing to certify to achievement on or prior to the Certification Date).

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed manually or by facsimile by its duly authorized officers.

Dated:

TEVA PHARMACEUTICAL FINANCE NETHERLANDS III B.V.

By:
Name:
Title:

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the 5.125% Sustainability-Linked Senior Notes due 2029 described in the within-named Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

Dated:

Teva Pharmaceutical Industries Limited (the “Guarantor”) hereby unconditionally and irrevocably guarantees to the Holder of this Note (the “Guarantee”) the due and punctual payment of the principal of and interest (including Additional Tax Amounts , if any), on this Note, when and as the same shall become due and payable, whether at Maturity or upon redemption or upon declaration of acceleration or otherwise, according to the terms of this Note and of the Indenture. The Guarantor agrees that in the case of default by the Issuer in the payment of any such principal or interest (including Additional Tax Amounts, if any), the Guarantor shall duly and punctually pay the same. The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional irrespective of any extension of the time for payment of this Note, any modification of this Note, any invalidity, irregularity or unenforceability of this Note or the Indenture, any failure to enforce the same or any waiver, modification, consent or indulgence granted to the Issuer with respect thereto by the Holder of this Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a demand or proceeding first against the Issuer, protest or notice with respect to this Note or the indebtedness evidenced hereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to this Note except by payment in full of the principal of and interest (including Additional Tax Amounts, if any) on this Note.

The Guarantor shall be subrogated to all rights of the Holders against the Issuer in respect of any amounts paid by the Guarantor pursuant to the provisions of the Guarantees or the Indenture; provided, however, that the Guarantor hereby waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of a Holder against the Issuer with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Issuer in respect thereof or (ii) to receive any payment in the nature of contribution or for any other reason, from any other obligor with respect to such payment, in each case, until the principal of and interest (including Additional Tax Amounts, if any) on this Note shall have been paid in full.

The Guarantee shall not be valid or become obligatory for any purpose with respect to this Note until the certificate of authentication on this Note shall have been signed by the Trustee.

The Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, Teva Pharmaceutical Industries Limited has caused the Guarantee to be signed manually or by facsimile by its duly authorized officers.

Dated:

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

By:
Name:
Title:

By:
Name:
Title:

[FORM OF REVERSE OF NOTE]

TEVA PHARMACEUTICAL FINANCE NETHERLANDS III B.V.

5.125% Sustainability-Linked Senior Note due 2029

Payment of Principal, Interest and Additional Tax Amounts, if any, Unconditionally

Guaranteed By

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.	Principal and Interest.

Teva Pharmaceutical Finance Netherlands III B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under Dutch law (the “Issuer”), promises to pay interest on the principal amount of this Note at 5.125% per annum, subject to adjustment as described in the paragraph below, from November 9, 2021 until the principal thereof is paid or made available for payment. Interest shall be payable semi-annually in arrears on each May 9 and November 9 of each year (each an “Interest Payment Date”), commencing May 9, 2022. If an Interest Payment Date falls on a day that is not a Business Day, interest will be payable on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date and no interest shall accrue thereon on account of such delay.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

A Holder of any Note at the close of business on a Regular Record Date shall be entitled to receive interest on such Note on the corresponding Interest Payment Date.

2.	Interest Rate Adjustment Upon Failure to Achieve Sustainability Performance Targets.

From and including May 9, 2026 (the “Step-up Date”) the Interest Rate payable on the Notes shall increase by:

(iv)	0.125% per annum unless the Guarantor has achieved the Regulatory Submissions Target as of the Testing Date;

(v)	0.125% per annum unless the Guarantor has achieved the Product Volume Target as of the Testing Date; and

(vi)	0.125% per annum unless the Guarantor has achieved the Emission Reduction Target as of the Testing Date;

in each case, as certified by the Issuer or the Guarantor to the Trustee in an Officer’s certificate (which shall include the Assurance Letter as an exhibit thereto) on or prior to the Certification Date (subject to any clerical or administrative errors (including any delays resulting therefrom)); provided that, for the avoidance of doubt:

(A)

the Interest Rate on the Notes shall not increase on the Step-up Date if the Guarantor has achieved the three Sustainability Performance Targets as of the Testing Date and certified to such on or prior to the Certification Date;

(B)

the increase in the Interest Rate on the Notes on the Step-up Date shall not exceed a total of 0.125% if the Guarantor has achieved two of the three Sustainability Performance Targets as of the Testing Date and certified to such on or prior to the Certification Date;

(C)

the increase in the Interest Rate on the Notes on the Step-up Date shall not exceed a total of 0.250% if the Guarantor has met one of the three Sustainability Performance Targets as of the Testing Date and certified to such on or prior to the Certification Date; and

(D)

in no event shall the total increase in the Interest Rate on the Notes on the Step-up Date exceed 0.375% (this being the consequence of the Guarantor failing to achieve any of the three Sustainability Performance Targets on the Testing Date and failing to certify to achievement on or prior to the Certification Date).

3.	Method of Payment.

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the relevant Regular Record Date for such interest.

Principal of and interest on Global Notes shall be payable to the Depositary in immediately available funds.

Principal of Physical Notes will be payable at the office or agency of the Issuer maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest on Physical Notes will be payable by (i) U.S. Dollar check drawn on a bank in The City of New York delivered to the address of the Person entitled thereto as such address shall appear in the register of the Notes, or (ii) upon written application to the Registrar not later than the relevant Record Date by a Holder of an aggregate principal amount of Notes in excess of $5,000,000, wire transfer in immediately available funds, which application and written wire instructions shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

4.	Paying Agent and Registrar.

Initially, The Bank of New York Mellon, the Trustee under the Supplemental Indenture, will act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without notice to any Holder.

5.	Supplemental Indentures and Indenture.

The Issuer issued this Note under a Base Indenture (the “Base Indenture”), dated as of March 14, 2018, by and among the Issuer, the Guarantor and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by a first supplemental senior indenture, dated as of March 14, 2018, by and among the Issuer, the Guarantor and the Trustee, a second supplemental senior indenture, dated as of November 25, 2019, by and among the Issuer, the Guarantor and the Trustee and as further supplemented by a third supplemental senior indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of November 9, 2021, by and among the Issuer, the Guarantor and the Trustee. The terms of the Note include those stated in the Indenture, and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”). This Note is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

6.	Optional Redemption.

The Issuer may at its option redeem this Note, in whole or in part, at any time or from time to time, on any date prior to the Stated Maturity, upon notice as set forth in Section 4.2 of the Supplemental Indenture, at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments of the Notes being redeemed discounted, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), using a discount rate equal to the sum of the Treasury Rate plus 50 basis points, plus accrued and unpaid interest thereon, if any, to, but not including, the Redemption Date; provided that if the Issuer redeems the Notes on or after the applicable Par Call Date, the Redemption Price for such Notes will be equal to 100% of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but not including, the Redemption Date.

On and after the Redemption Date, interest shall cease to accrue on Notes or portions of Notes called for redemption, unless the Issuer defaults in the payment of the Redemption Price.

Notice of redemption will be given by the Issuer to the Holders as provided in the Supplemental Indenture.

7.	Tax Redemption.

If, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of any Taxing Jurisdiction or any political subdivision or taxing authority thereof or in any Taxing Jurisdiction affecting taxation or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective or, in the case of a change in official position, is announced on or after the issuance of the Notes, the Issuer or the Guarantor (or any of their respective successors), as the case may be, is or will be obligated to pay any Additional Tax Amount with respect to the Notes (of any series thereof), and if the Issuer or the Guarantor (or any of their respective successors), as the case may be, determines that such obligation cannot be avoided by the Issuer or the Guarantor (or any of their respective successors), as the case may be, after taking reasonable measures available to it, then at the option of the Issuer or the Guarantor (or any of their respective successors), as the case may be, the Notes (of any series thereof) may be redeemed in whole, but not in part, at any time, upon the giving not less than 10 days’ nor more than 60 days’ notice to the Trustee and the Holders of such Notes, at the Redemption Price; provided, however, that (1) no notice of such tax redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the Guarantor (or their respective successors), as the case may be, would, but for such redemption, be obligated to pay such Additional Tax Amounts were a payment on such Notes then due, and (2) at the time such notice is given, such obligation to pay such Additional Tax Amounts remains in effect.

8.	Denominations; Transfer; Exchange.

The Notes are issuable in registered form, without coupons, in minimum denominations of $200,000 principal amount and integral multiples of $1,000 in excess of $200,000. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Issuer or the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay any taxes or other governmental charges that may be imposed in connection with any exchange or registration of transfer of Notes.

The Issuer shall not be required to exchange or register a transfer of (a) any Note for a period of 15 days next preceding the first delivery of notice of redemption of Notes to be redeemed, (b) any Notes selected, called or being called for redemption except, in the case of any Note where notice has been given that such Note is to be redeemed in part, the portion thereof not so to be redeemed or (c) any Notes between a record date and the next succeeding payment date.

In the event of redemption of the Notes in part only, in the case of a Global Note, the aggregate principal amount of such Global Notes may be increased or decreased by adjustments made on the records of the Depositary or, if necessary, a new Note or Notes for the unredeemed portion thereof will be issued in the name of the Holder hereof.

9.	Holders to be Treated as Owners.

The registered Holder of this Note shall be treated as its owner for all purposes.

10.	Unclaimed Money.

Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest on any Note and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee or such Paying Agent, and the Holder of such Note shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

11.	Satisfaction and Discharge.

The Issuer and the Guarantor may satisfy and discharge their obligations under the Indenture while the Notes remain outstanding, if (a) all Outstanding Notes have become due and payable at their scheduled Maturity, or (b) all Outstanding Notes have been called for redemption, and in either case, the Issuer has deposited with the Trustee an amount sufficient to pay and discharge all Outstanding Notes on the date of their scheduled Maturity or the scheduled Redemption Date, as the case may be.

12.	Supplement; Waiver.

Without notice to or the consent of the Holders of the Notes, the Indenture and the Notes may be amended, supplemented or otherwise modified by the Issuer, the Guarantor and the Trustee as provided in the Indenture. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes (or such lesser amount as shall have acted at a meeting pursuant to the provisions of the Indenture). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the

Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

13.	Defaults and Remedies.

The Indenture provides that an Event of Default with respect to the Notes occurs when any of the following occurs:

(a) the Issuer defaults in the payment of the principal and premium, if any, of any of the Notes when it becomes due and payable at Maturity or upon redemption;

(b) the Issuer defaults in the payment of interest (including Additional Tax Amounts, if any) on any of the Notes when it becomes due and payable and such default continues for a period of 30 days after the date when due;

(c) the Guarantor fails to perform its obligations under the Guarantees;

(d) except as permitted by the Indenture, the Guarantees is held in any final, non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Guarantor, or any person acting on behalf of the Guarantor, shall deny or disaffirm its obligations under the Guarantees;

(e) either the Issuer or the Guarantor fails to perform or observe any other term, covenant or agreement contained in the Notes or the Indenture and the default continues for a period of 60 days after written notice of such failure, requiring the Issuer or the Guarantor, as the case may be, to remedy the same, shall have been given to the Issuer or the Guarantor, as the case may be, by the Trustee or to the Issuer or the Guarantor, as the case may be, and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes (provided that such notice may not be given with respect to any action taken, and reported publicly or to holders of such series of the Notes, more than two years prior to such notice; provided further that the trustee shall have no obligation to determine when or if any holders have been notified of any such action or to track when such two-year period starts or concludes);

(f) (i) the Issuer or the Guarantor fails to make by the end of the applicable grace period, if any, any payment of principal or interest due in respect of any Indebtedness for borrowed money, the aggregate outstanding principal amount of which is an amount in excess of $250,000,000; or (ii) there is an acceleration of any Indebtedness for borrowed money in an amount in excess of $250,000,000 because of a default with respect to such Indebtedness, without, in the case of either (i) or (ii) above, such Indebtedness having been discharged or such non-payment or acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes of such series; or

(g) the occurrence of certain events of bankruptcy, insolvency or reorganization of the Issuer or Guarantor as specified in the Supplemental Indenture.

If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Supplemental Indenture.

Any time period in this Supplemental Indenture, the Base Indenture or the Notes to cure any actual or alleged default or event of default may be extended or stayed by a court of competent jurisdiction.

For the avoidance of doubt, failure to achieve one or more Sustainability Performance Targets shall not constitute a Default or an Event of Default with respect to the Notes.

14.	Authentication.

This Note shall not be valid until the Trustee (or authenticating agent) executes the certificate of authentication on the other side of this Note.

15.	CUSIP Numbers.

The Issuer has caused CUSIP numbers to be printed on this Note and, therefore, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders. Any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

16.	Governing Law.

The Supplemental Indenture, the Base Indenture and this Note shall be governed by, and construed in accordance with, the laws of the State of New York.

17.	Successor Corporation.

In the event a successor corporation legal entity assumes all the obligations of the Issuer or the Guarantor under this Note, pursuant to the terms hereof and of the Indenture, the Issuer or Guarantor, as the case may be, will be released from all such obligations.

ASSIGNMENT FORM

To assign this Note, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Note to:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                 to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Dated:	Your Name:

(Print your name exactly as it appears on the face of this Note)

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE

The initial outstanding principal amount of this Global Note is $1,000,000,000. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee